                                                                    EXHIBIT 23.1

The Board of Directors and Shareholders
Marine Drilling Companies, Inc.:

     We consent to the use of our audit report dated January 20, 1998 on the consolidated financial statements of Marine Drilling Companies, Inc. and subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period then ended incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                            KPMG Peat Marwick LLP

Houston, Texas
June 3, 1998